UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2006
Advanced Photonix, Inc.

(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104

(Address of Principal Executive Offices)	(ZIP Code)
Registrant’s telephone number, including area code: (734) 864-5647
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item Item 2.02. Result of Operations and Financial Condition
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release, dated November 10, 2006

Item 2.02. Result of Operations and Financial Condition
*This 8-K was prepared and submitted for filing on November 10, 2006. Due to an administrative error, the Company's outside filer failed to submit it to the SEC. The filing is being completed now promptly following the Company's discovery of the error.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.
*This 8-K was prepared and submitted for filing on November 10, 2006. Due to an administrative error, the Company's outside filer failed to submit it to the SEC. The filing is being completed now promptly following the Company's discovery of the error.
On November 10, 2006, the Company concluded, based on the recommendation of its independent auditors to restate previously-issued financial statements included in the Company’s Annual Report on Form 10-K for fiscal years ended March 27, 2005 and March 30, 2006 and in the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006. The Company’s previously-issued financial statements for these periods should, therefore, no longer be relied upon.
The Company determined to restate its financial statements to more appropriately reflect applicable accounting guidance relating to the calculation of non-cash interest expense and the intrinsic value of beneficial conversion features of its outstanding convertible notes. The restatements do not have any impact on the Company’s statements of cash flows. The Company will file amended Form 10-Ks and a Form 10-Q for the relevant periods on November 10, 2006.
On November 10, 2006, the Company issued a press release regarding the restatement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporate by reference herein.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits:

Exhibit
Number	Exhibit

99.1	Advanced Photonix, Inc.’s press release dated November 10, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.
By:	/s/ Richard Kurtz
Richard Kurtz, Chief Executive Officer

Dated: November 10, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Advanced Photonix, Inc.’s press release dated November 10, 2006.